UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2023

Intercept Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

305 Madison Avenue, Morristown, NJ 07960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2023, Intercept Pharma Europe Ltd. (“IPEL”), a wholly owned subsidiary of registrant Intercept Pharmaceuticals, Inc. (the “Company”), entered into an Amendment (the “Amendment”) to the Agreement for the Supply of Manufactured Products (the “Supply Agreement”) dated May 5, 2022 between IPEL and Amdipharm Ltd. (“Amdipharm”), an affiliate of Advanz Pharma (together with its affiliates, “Advanz”). In 2022, Advanz bought the Company’s ex-U.S. commercial operations, sublicensed the right to commercialize obeticholic acid (“OCA”) for primary biliary cholangitis (“PBC”) and (if approved) nonalcoholic steatohepatitis (“NASH”) outside of the United States, and contracted with IPEL to supply Amdipharm with OCA tablets for PBC and (if approved) NASH.

The Amendment clarifies and elaborates definitions pertaining to OCA products for PBC and NASH, including expected tablet sizes and calculation of demonstrable costs of manufacture, and updates timing and procedures for sale of 25 mg tablets of OCA for NASH from IPEL to Amdipharm.

Furthermore, the Amendment provides that Amdipharm and Advanz may not use any product purchased under the Supply Agreement for an early access program, expanded access program, authorization for temporary use program, or similar program (each, an “EAP”), without specific prior written approval by the Company. However, following the execution of the agreement described in Item 8.01 below, Amdipharm may engage in an EAP in France for OCA for NASH without further approval from the Company.

The Amendment is attached as Exhibit 10.1 and incorporated herein by reference. This description of the Amendment is not complete, and is qualified by reference to the text of the Amendment.

Item 8.01 Other Events.

On May 15, 2023, the Company agreed with Advanz affiliates Mercury Pharma Group Limited (“Mercury”) and Advanz Pharma France SAS (“Advanz France”) to settle and have “finally resolved” the responsibility of the Company for the liability of Advanz France to the French government for payback of past amounts received for product sales. Under the Share Purchase Agreement (the “SPA”) dated May 5, 2022 between the Company and Mercury, the Company sold ownership of Advanz France (formerly known as Intercept Pharma France SAS) to Mercury, while the Company retained responsibility to Advanz for the cost of this liability to the French government. Pursuant to clause 14.2 of the SPA, Mercury will pay the Company approximately $74,000, representing the approximate dollar equivalent of the difference of approximately €67,000 between the liability estimated in the SPA (€40,600,000) and the actual liability agreed between the parties (approximately €40,533,000).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment to the Agreement for the Supply of Manufactured Products, dated May 15, 2023, between Intercept Pharma Europe Ltd. and Amdipharm Ltd.
104	Cover Page Interactive Data File (embedded as Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Rocco Venezia
Name:	Rocco Venezia
Title:	Chief Accounting Officer

Date: May 17, 2023